UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


               Date of Report (Date of earliest reported event):
                    September 16, 2004 (September 10, 2004)


                           INTELLIPHARMACEUTICS LTD.
             (Exact name of registrant as specified in its charter)


   Delaware                       33-24329-NY                     13-3475609
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(State of other              (Commission File No.)              (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)


405 Brittania Road East, Suite 106, Mississauga, Ontario Canada        L4Z 3E7
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(Address of Principal Executive Office)                               (Zip Code)


Registrant's telephone number including area code: (905) 507-3001


c/o Bridge Ventures, Inc., 575 Lexington Avenue, New York, NY 10022
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(Former address changed from last report)


Ready Capital Corp.
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(Former name changed from last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to
    Rule 425 under the Securities Act

[ ] Soliciting material pursuant to
    Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

                       Section 2 - Financial Information

Item 2.01.  Completion of Acquisition or Disposition of Assets.

     On September 10, 2004, pursuant to a Share Exchange Agreement dated February 23, 2004 (the "Agreement") by and among the Registrant, IntelliPharmaCeutics Corp., a Canadian corporation ("IPC Corp"), IntelliPharmaCeutics, Inc., a Canadian corporation ("IPC Inc"), and shareholders of IPC Inc, Isa Odidi, Amina Odidi and the Isa Odidi Family Trust, the Registrant merged its wholly-owned Nova Scotia subsidiary with IPC Corp (the "Merger"). As a result of the Merger, the Registrant controls 50% of the voting stock of IPC Corp, and IPC Inc controls approximately 75% of the voting stock of the Registrant.

     The merger was conditioned on the Registrant raising gross proceeds in excess of $4,000,000 pursuant to the Registrant's Private Placement Memorandum
dated May 5, 2004 (the "Memorandum").   Pursuant to the Memorandum, the
Registrant offered a minimum of 2,000,000 and a maximum of 4,000,000 shares of its common stock to accredited investors at a price of $2.00 per share under Rule 506 of Regulation D of the Securities Act of 1933, as amended (the "Offering"). Pursuant to the Offering, on September 10, 2004 the Registrant raised $4,225,000 in gross proceeds, issued 2,112,500 shares of its common stock to investors, and issued warrants to purchase 78,500 shares of common stock at $3.00 per share to participating NASD members.

     Pursuant to the terms of the Agreement, on September 10, 2004 Sharon Will and Dianne Will, the Registrant's entire Board of Directors and principal officers, resigned. The Registrant's new Board of Directors consists of Isa Odidi, Chairman, Amina Odidi, Nabila Isa-Odidi, John Allport, Arnold Beckett, and Michael H. Freedman. The Registrant's new principal officers are Isa
Odidi, Chairman of the Board and Chief Executive Officer, Amina Odidi, President and Chief Operating Officer, John Allport, Chief of Technology Licensing, and Patrick Yat, Chief of Pharmaceutical Analysis and Chemistry.


                   Section 3 - Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities.

     On September 10, 2004, the Registrant raised $4,225,000 in gross proceeds and issued 2,112,500 shares of its common stock to accredited investors at $2.00 per share pursuant to the Offering. The Offering provided for commissions to NASD member broker-dealers ("Member") of (a) up to 8% on the proceeds of sales made through the Member; and (b) a warrant to purchase one share of common stock for every ten shares of common stock sold through the Member. The total cash commissions paid to Members was $125,600, together with three-year warrants to purchase 78,500 shares of common stock at $3.00 per share.

                 Section 5 - Corporate Governance and Management

Item 5.01.  Changes in Control of Registrant.

     See Item 2.01 above for a description of the transaction in which control of the Registrant changed.


Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     See Item 2.01 above for a description of the departure of former directors and officers, and the appointment and election of new directors and officers.


                  Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

     (a)  Financial Statements of Business Acquired.

     Financial statements of IPC Corp. will be furnished by amendment to this Form 8-K within seventy-one (71) calendar days following the date of this report.

     (b)  Pro Forma Financial Information.

     Pro forma financial information will be furnished by amendment to this Form 8-K within seventy-one (71) calendar days following the date of this report.

     (c)  Exhibits.

     Exhibit 2.1   Share Exchange Agreement dated February 23, 2004.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                         INTELLIPHARMACEUTICS LTD.


Date: September 16, 2004                 By: /s/ Dr. Amina Odidi
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                                                 Dr. Amina Odidi, President